EXHIBIT 10.17

ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF INTERESTS

This Assignment and Assumption of Agreement for Purchase and Sale of Interests (“Assignment”) is dated as of June 29, 2006 between The Lightstone Group, LLC, a New Jersey limited liability company (“Assignor”) and LVP Michigan Multifamily Portfolio LLC, a Delaware limited liability company ("Assignee").

WHEREAS, as of April 26, 2006, Home Properties, L.P. and Home Properties WMF I, LLC, collectively, as seller, and Assignor, as purchaser, entered into that certain Purchase and Sale Agreement (together with all amendments thereto, the “Agreement”) for the sale and purchase of certain entities as more particularly described in the Agreement;

WHEREAS, Assignor desires to assign to Assignee all of its right, title and interest under the Agreement to purchase the Interests in the New Companies (each as defined in the Agreement) listed on Schedule A attached hereto and made a part hereof (the “REIT Entities”) which entities have the allocated values set forth in such schedule.

NOW THEREFORE, in consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and adequacy of which are hereby conclusively acknowledged, Assignor does hereby assign, transfer and set over to Assignee, all of Assignor’s right, title, and interest in and to the right to purchase the Interests in the REIT Entities pursuant to the Agreement.

TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof.

Assignee hereby assumes the performance of all terms, covenants, and conditions under the Agreement solely with respect to the REIT Entities on Assignor’s part to be performed thereunder from and after the date hereof and will perform all of the terms, conditions, and covenants of such Agreement solely with respect to the REIT Entities from and after the date hereof, all with the same force and effect as though the Assignee had signed such Agreement as a party named therein.

This Assignment is made without warranty or representation, express or implied, by or recourse against Assignor of any kind or nature whatsoever.

This Assignment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this Assignment by their respective duly authorized representatives as of the day first above written.

ASSIGNOR:

THE LIGHTSTONE GROUP, LLC

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: Chief Executive Officer

ASSIGNEE:

LVP MICHIGAN MULTIFAMILY PORTFOLIO LLC

By:	LIGHTSTONE VALUE PLUS REIT LP, its sole member

By:	LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.,
its general partner

By:	/s/ David Lichtenstein
David Lichtenstein, President

Schedule A

CARRIAGE HILL MI LLC	$7,305,288
CARRIAGE PARK MI LLC	$11,346,511
MACOMB MANOR MI LLC	$8,471,026
SCOTSDALE MI LLC	$15,076,871